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                                                                    EXHIBIT 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Adams Respiratory Therapeutics, Inc. 2006 Deferred Compensation Plan of our report dated August 18, 2005, with respect to the financial statements and schedule of Adams Respiratory Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2005 filed with the Securities and Exchange Commission.


                                                         /S/ERNST & YOUNG LLP


New York, New York
December 22, 2005